CanArgo Energy Corporation

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

Webcast of 2004 Results and Drilling Update

Feb. 25, 2005 — New York, USA , Oslo, Norway- — CanArgo Energy Corporation (AMEX: CNR — News; OSE: CNR) announced today that it would webcast its fourth quarter and year-end results presentation for the period ended December 31, 2004. During the presentation, the Company will discuss the financial results and current operations in Georgia. Investors may access the presentation via the Internet by going to

http://www.vcall.com/CEPage.asp?ID=90878

The presentation will be available beginning at 4:30 am USA Eastern time (10:30 am Central European time) on Tuesday, March 1st, 2005, or via replay for up to 90 days after the event is completed.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and the Caspian area.

The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

For more information please contact:

CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com

NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451

USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300

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